Exhibit 99.B.j.

EXHIBIT J

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Combined Statement of Additional Information and to the incorporation by reference of our reports dated December 17, 2010 in the Registration Statement (Form N-1A) of the The Hartford Mutual Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 95 under the Securities Act of 1933 (Registration No. 333-02381).

/s/Ernst & Young LLP

Minneapolis, Minnesota
September 27, 2011